Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), is made as of November 30, 2020 between Lonestar Resources US Inc., a Delaware corporation (the “Company”), and the Holders (as defined below) party hereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in Section 1 hereof.

WHEREAS, (a) on September 30, 2020, the Company and certain of its Subsidiaries filed voluntary petitions for relief in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), commencing cases under Chapter 11 of title 11 of the United States Code, (b) on November 12, 2020, the Bankruptcy Court entered an order (In re Lonestar Resources US Inc., et al., No. 20-34805) (the “Confirmation Order”) confirming the Joint Prepackaged Plan of Reorganization for Lonestar Resources US Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code (as confirmed, including any amendments and supplements thereto, the “Plan”), and (c) the “Effective Date” of the Plan (under and as defined therein, the “Effective Date”) is occurring as of the date of this Agreement;

WHEREAS, pursuant to the Plan and the Confirmation Order, on the Effective Date, (a) the holders of Prepetition Notes Claims (as defined in the Plan) received or became (or contemporaneously herewith receive or become) entitled to receive, in partial satisfaction of such claims, shares of the Company’s newly issued Common Stock, par value $0.001 per share and (b) the Warrants were issued to certain holders of Allowed Prepetition RBL Claims (as defined in the Plan) who are entitled to receive, in partial satisfaction of the Prepetition RBL Claims (as defined in the Plan), the “New Warrants” (pursuant to and as defined in the Plan); and

WHEREAS, Section V(I) of the Plan provides that, as of the Effective Date, the Company and each of the parties that receives or becomes entitled to receive shares of Common Stock or Warrants under the Plan and desires to do so shall enter into a registration rights agreement on the terms specified in the Plan, and in furtherance thereof the Company and the Holders are entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Definitions.

(a)    Certain Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the following meanings:

“Action” has the meaning specified in Section 6(c).

“Adverse Effect” has the meaning specified in Section 2(f).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, and shall also include (i) any Related Fund of such Person and (ii) in the case of a specified Person who is an individual, any Family Member of such Person; provided, however, that a Holder (or any Affiliate thereof) shall not be deemed an Affiliate of any another Person solely by reason of the Holder’s ownership of Common Stock or Warrants or its being a party to this Agreement. For purposes hereof, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning specified in the preamble of this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a day which is a Saturday, Sunday or other day on which banks in New York City, New York are required or authorized to be closed.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Common Stock” has the meaning specified in the Certificate of Incorporation.

“Company” has the meaning specified in the preamble of this Agreement.

“Company Indemnified Person” has the meaning specified in Section 6(b).

“control” has the meaning specified in the definition of “Affiliate”.

“Demand Registration” means the registration of Registrable Securities under the Securities Act that is effected by the Company pursuant to a Demand Registration Request.

“Demand Registration Request” has the meaning specified in Section 2(a).

“e-mail” has the meaning specified in Section 9(e).

“Equity Incentive Plan” means (a) the management incentive plan to be established and implemented with respect to the Company (and/or its Subsidiaries) by the Board after the Effective Date, as provided for in the Plan and (b) any other employee benefit plan or program, incentive compensation plan or program, executive compensation agreement or directors’ compensation program, in each case approved by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder.

“Family Member” means, with respect to any individual, (i) any of such individual’s parents, spouse, siblings, children and grandchildren or (ii) any trust the sole beneficiaries of which are such individual or one or more of such individual’s parents, spouse, siblings, children and grandchildren.

“FINRA” has the meaning specified in Section 5(a)(xiv).

“Form S-3” means Form S-3 under the Securities Act, or any successor form hereafter adopted by the SEC having substantially equivalent usage as Form S-3.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, body, commission or instrumentality of the United States or any other nation, or any state or other political subdivision thereof, any court, tribunal or arbitrator and any self-regulatory organization.

“Holder” means each Initial Holder, and each other Person who hereafter becomes a party to this Agreement by signing a Joinder Agreement, in each case only for so long as such Person continues to hold Registrable Securities.

“Indemnified Person” has the meaning specified in Section 6(a).

“Indemnitee” has the meaning specified in Section 6(c).

“Initial Holders” means, collectively, the Persons listed in Schedule A attached hereto, and any Affiliate of any Initial Holder that becomes a party to this Agreement in accordance with Section 8 hereof.

“Inspectors” has the meaning specified in Section 5(a)(xii).

“Joinder Agreement” means a Joinder Agreement in the form of Exhibit A attached hereto, or otherwise in form and substance acceptable to the Board in its discretion, pursuant to which a Person described in clause (a) or clause (b) of Section 8 hereof agrees to become bound as a Holder party to this Agreement.

“Joining Holder” has the meaning specified in Section 2(c).

“Loss” and “Losses” have the meanings specified in Section 6(a).

“Majority Requesting Holders” means, with respect to any registration of Registrable Securities under this Agreement in a registration statement pursuant to a Demand Registration, the Requesting Holder or Requesting Holders at the relevant time that hold at least a majority of the Registrable Securities held by all Requesting Holders to be included in the registration statement in question.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its Subsidiaries, which, in the reasonable determination of the Company, (i) would require disclosure of material, non-public information relating to such event in any registration statement or related prospectus (including documents incorporated by reference therein) so that such registration statement or related prospectus would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) is otherwise not required to be publicly disclosed at that date (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws and (iii) if publicly disclosed as of such date, could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company and its Subsidiaries or would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Section 2 or Section 3.

“Person” means any natural person, corporation, limited liability company, partnership, unincorporated organization, joint stock company, association, joint venture, trust, or other legal entity, or a Governmental Agency or political subdivision thereof.

“Personal Representative” means the legal representative (including a guardian, executor, administrator or conservator) of a deceased or incompetent Holder that is an individual.

“Records” has the meaning specified in Section 5(a)(xii).

“Registrable Securities” means (i) all shares of Common Stock held by the Initial Holders (including all shares of Common Stock issued or issuable upon the exercise of the Warrants held by the Initial Holders), whether held by the Initial Holders on the date of this Agreement or acquired hereafter, (ii) any Common Stock issued or issuable with respect to shares of Common Stock or other Registrable Securities by way of a stock dividend, stock split or reverse stock or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or otherwise, (iii) any Common Stock issued or issuable in exchange for or in replacement of shares of Common Stock or other Registrable Securities, (iv) any Registrable Securities transferred by a Holder to any other Holder, and (v) any Registrable Securities transferred by a Holder to any Person who, in connection with such transfer, becomes a party to this Agreement in accordance with Section 8 hereof; provided, however, that as to any securities that are Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement upon the earliest to occur of: (A) the date such securities shall have been sold pursuant to a registration statement under the Securities Act that shall have been declared effective by the SEC, (B) the date such securities are sold or transferred pursuant to Rule 144 under the Securities Act, (C) the date on which the Holder of such securities would be able to sell all of the Registrable Securities owned by such Holder in a single transaction pursuant to Rule 144 under the Securities Act without any limitation as to volume or manner of sale restrictions, as set forth in a legal opinion from counsel to the Company to such effect, addressed and delivered to the applicable Holder(s) and the transfer agent for the Common Stock, or (D) the date such securities cease to be outstanding.

“Registration Expenses” has the meaning specified in Section 7.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (x) such Person or an Affiliate thereof, (y) the same investment manager or advisor as such Person or (z) an Affiliate of such investment manager or advisor.

“Requesting Holder” has the meaning specified in Section 2(a).

“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” has the meaning specified in Section 2(b).

“Subsidiary” means any Person in which the Company, directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns more than fifty percent (50.0%) of either the equity interests in, or the voting control of, such Person.

“Suspension Notice” has the meaning specified in Section 4(b).

“Suspension Period” has the meaning specified in Section 4(b).

“Total Equity Interests” means, at any time of determination, a number of shares of Common Stock equal to the sum of (w) the total outstanding shares of Common Stock plus (x) the total shares of Common Stock issuable upon exercise of all of the outstanding Warrants. For any Person, the percentage of the Total Equity Interests held by such Person at any time of determination shall be equal to the quotient (expressed as a percentage) of (y) the sum of the shares of Common Stock then held by such Person plus the shares of Common Stock issuable upon exercise of all Warrants then held by such Person, divided by (z) the Total Equity Interests.

“Warrants” means the means the warrants to purchase shares of Common Stock issued by the Company as of the Effective Date pursuant to the Plan and governed by that certain Warrant Agreement, dated as of the Effective Date, between the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent.

(b)    Rules of Construction. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: the definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All Schedules and Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meaning ascribed to such term in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference in this Agreement to “$”

or “dollars” shall mean United States dollars. In calculating any Holder’s ownership of Common Stock for the purposes of determining whether such Holder shall have certain rights under this Agreement that are subject to a minimum ownership threshold, all shares of Common Stock and shares of Common Stock issuable upon conversion of Warrants held by such Holder and by Affiliates of such Holder shall be aggregated for the purposes of such determination.

2.    Demand Registration.

(a)    Request for Registration. At any time and from time to time after the Company becomes eligible to register the Registrable Securities for resale by the Holders on Form S-3 (and solely for so long as the Company remains so eligible), any one or more Holders that hold (together with its Affiliates) Registrable Securities representing at least ten percent (10.0%) of the Total Equity Interests (each such Holder, a “Requesting Holder”), may request in writing (a “Demand Registration Request”) that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities held by the Requesting Holders, and any such request shall specify the intended method of disposition thereof, including, if such disposition is pursuant to an underwritten offering, whether such offering shall be a “firm commitment” underwriting; provided, however, that (A) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration (before deduction of any underwriting discounts and commissions) is reasonably expected to equal or exceed $50.0 million, (B) the Company shall not be required to effect more than two (2) Demand Registrations during any consecutive 12-month period; provided, further, that a Demand Registration Request for a non-underwritten Shelf Registration on Form S-3 (or any equivalent successor form) if the Company is a registrant qualified to use Form S-3 (or any equivalent successor form) shall not count towards such limit, and (C) the Company will not be obligated to take any action to effect any such Demand Registration within one hundred eighty (180) days immediately following the effective date of a previous Demand Registration or any other registration statement in which Holders were permitted to register the offer and sale under the Securities Act the Registrable Securities requested to be included therein.

(b)    Shelf Registration. With respect to a Demand Registration Request made pursuant to Section 2(a), such request may specify that the intended distribution of the Registrable Securities to be registered pursuant to the Demand Registration be made by means of a shelf registration statement pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). Upon receipt of a Demand Registration Request, the Company will cause to be included in a registration statement under the Securities Act, filed with the SEC as promptly as reasonably practicable but in any event not later than seventy five (75) days after receiving the applicable Demand Registration Request, such Registrable Securities as may be requested by such Requesting Holders in such Demand Registration Request together with any other Registrable Securities as requested by Joining Holders joining in such request pursuant to Section 2(c). The Company shall use its commercially reasonable efforts to cause any such registration statement to be declared effective by the SEC as promptly as practicable after such filing. Notwithstanding the foregoing, to the extent the Company has filed a Shelf Registration pursuant to this Agreement that is effective and includes all Registrable Securities, the Company shall not be obligated to file another registration statement so long as such Shelf Registration is effective.

(c)    Joining Holders. If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to Section 2(a), then the Company shall give, or cause to be given, written notice of such proposed filing to all other Holders as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date). Upon the written request of any Holder, delivered to the Company no later than the tenth (10th) Business Day after the Company’s notice is delivered to such Holder (each such Holder, a “Joining Holder”), to register any of its Registrable Securities, on the same terms and conditions as the Registrable Securities otherwise being sold pursuant to such Demand Registration, the Company will use its commercially reasonable efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as the Registrable Securities otherwise included therein.

(d)    Effective Registration. A registration will not count as a Demand Registration for purposes of the limitations set forth in Section 2(a) and Section 2(b) unless the related registration statement has been declared effective and has remained effective until (i) in the case of a registration statement other than a Shelf Registration, the earlier of (x) such time as all of the Registrable Securities covered thereby have been sold (but in no event for a period of more than ninety (90) days after such registration statement becomes effective) and (y) the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act and (ii) in the case of a Shelf Registration, such time as all of the Registrable Securities covered thereby have been sold (but in no event for a period of more than one year after such Shelf Registration becomes effective); provided, however, that if, after a registration statement has become effective, an offering of Registrable Securities pursuant to such registration statement is terminated by any stop order, injunction, or other order of the SEC or other Governmental Authority before the applicable time period specified, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration for purposes of the limitations set forth in Section 2(a) and Section 2(b); provided, further, that the Company shall not be obligated or required to file another registration statement until the registration statement that has been previously filed with respect to a registration pursuant to a Demand Registration becomes effective or is subsequently terminated. In addition, a registration will not count as a Demand Registration for purposes of the limitations set forth in Section 2(a) and Section 2(b) if, (A) the registration statement relating to such Demand Registration is not declared effective within forty-five (45) days (in any case where the SEC has no comments on the registration statement) or ninety (90) days (in any case where the SEC has comments on the registration statement) of the date such registration statement is first filed with the SEC (so long as the Requesting Holders withdraw their request prior to the effective date of the registration statement), (B) more than thirty percent (30.0%) of the Registrable Securities requested by the Requesting Holders to be included in such Demand Registration are not so included pursuant to Section 2(f), or (C) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such Demand Registration Request are not satisfied. Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any Demand Registration, regardless of whether or not such Demand Registration counts as one of the permitted Demand Registrations under Section 2(a).

(e)    Selection of Underwriters. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Majority Requesting Holders shall have the right to select an investment banking firm of national standing, reasonably satisfactory to the Company, to be the managing underwriter for the offering.

(f)    Priority on Demand Registrations. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders and the Joining Holders shall be included in a Demand Registration unless the managing underwriter advises, in good faith, the Requesting Holders and the Company in writing that the inclusion of such securities would exceed the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without having an adverse effect on the price, timing, distribution or probability of success of the offering (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders and the Company in writing that the amount of Registrable Securities proposed to be included in a Demand Registration by the Requesting Holders and the Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall first be reduced by any applicable Registrable Securities held by Effective Date Warrant Holders and, if necessary, the remaining shall be allocated among all such Requesting Holders and Joining Holders pro rata based on the ratio that the number of Registrable Securities that each such Holder requested to be included in such Demand Registration bears to the total number of Registrable Securities that all Requesting Holders and Joining Holders requested to be included in such Demand Registration; provided, that if, as a result of such pro-ration, any Requesting Holder or Joining Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration; provided, further, that such withdrawal or reduction (x) must be made in writing by the Holder desiring to effect such withdrawal or reduction prior to the earlier of the execution of the underwriting agreement and the execution of the custody agreement with respect to such registration and (y) shall be irrevocable.

(g)    Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the SEC (i) as shall be selected by the Majority Requesting Holders in consultation with the Company and (ii) which shall be available for the sale of Registrable Securities in accordance with (x) the intended method or methods of disposition specified in the Demand Registration Request and (y) applicable law. The

Company agrees to consult with any Participating Holder with respect to any information which such Participating Holder, upon advice of counsel, has reasonably requested to be included in the registration statement.

(h)    Exclusive Rights. The registration rights granted pursuant to the provisions of this Section 2 shall be in addition to the registration rights granted pursuant to the provisions of Section 3.

3.    Piggy-Back Registration.

(a)    Holder Piggyback Registration. If the Company at any time proposes to file a registration statement under the Securities Act with respect to an offering of any Common Stock for the Company’s own account (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any Equity Incentive Plan) or for the account of any holder of securities of the Company (other than a Holder) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than five (5) business days before the anticipated filing date of a registration statement or less than three (3) Business Days before the filing of a prospectus supplement to an already effective registration statement), describing in reasonable detail the proposed registration (including the number and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement), and offering the Holders the opportunity to register such number of Registrable Securities as each Holder may request. Upon the written request of any Holder, given by such Holder to the Company no later than five (5) Business Days after the Company’s notice is delivered to such Holder, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will use its commercially reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested by such Holder to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein; provided, however, that, notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3(a) or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3(a) of its intention to participate in such offering and, except for the obligation of the Company to pay Registration Expenses pursuant to Section 7, the Company shall incur no liability for its failure to complete any such offering. There is no limitation on the number of registrations that may be requested by any Holder pursuant to this Section 3(a) which the Company is obligated to effect. The registration rights granted pursuant to the provisions of this Section 3 shall be in addition to the registration rights granted pursuant to the provisions of Section 2.

(b)    Priority on Piggyback Registrations.

(i)    If the Registrable Securities requested to be included in a registration statement by any Holder pursuant to Section 3(a) differ from the type of securities proposed to be registered by the Company and the managing underwriter for the related underwritten offering advises the Company in writing that the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies such Holder in writing of such advice, then (A) the number of such Holder’s or Holders’ Registrable Securities to be included in the registration statement shall be reduced (with the number of Registrable Securities held by Effective Date Warrant Holders being reduced first) to an amount which, in the judgment of such managing underwriter, would eliminate such Adverse Effect or (B) if no such reduction would, in the judgment of such managing underwriter, eliminate such Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement; provided, however, that, in the case of this clause (B), no other securities that are the same as, or similar to, the Registrable Securities that had been requested to be included in a registration statement by any Holder pursuant to Section 3(a) shall be included and offered for the account of any other Person (other than the Company) in such registration statement. Any partial reduction in the number of Registrable Securities to be included in the registration statement pursuant to clause (A) of the immediately preceding sentence shall be effected on a pro rata basis among each of the Holders requesting inclusion of Registrable Securities in such registration statement and each of the other holders of securities of the Company that are requesting inclusion of securities of the Company in such registration statement that are the same as, or similar to, the Registrable Securities that had been requested to be included in such registration statement based on the ratio that the number of Registrable Securities or other securities of the Company that each such Holder or each such other holder requested to be included in such registration statement bears to the total number of Registrable Securities and other securities of the Company that all Holders and such other holders requested to be included in such registration statement.

(ii)    If the managing underwriter advises the Company in writing that the inclusion of the Registrable Securities that the Holders request to be included in the registration statement pursuant to Section 3(a) would cause an Adverse Effect, and the Company notifies the requesting Holders in writing of such advice, then (A) in the event that the registration is an underwritten registration on behalf of the Company, the Company will be obligated to include in such registration statement only that number of Registrable Securities which, in the judgment of the managing underwriter, would not have an Adverse Effect; provided, that any reduction in the number of Registrable Securities to be included in such registration statement shall be made on a pro rata basis among each of the Holders requesting inclusion of Registrable Securities in such registration statement and each of the other holders of securities of the Company that are requesting inclusion of securities of the

Company in such registration statement based on the ratio that the number of Registrable Securities or other securities of the Company that each such Holder or each such other holder requested to be included in such registration statement bears to the total number of Registrable Securities and other securities of the Company that all Holders and such other holders requested to be included in such registration statement and (B) in the event that the registration relates to an underwritten registration on behalf of holders of the securities of the Company (other than the Holders), the Company will be obligated to include in such registration statement only that number of Registrable Securities which, in the judgment of the managing underwriter, would not have an Adverse Effect; provided, that any reduction in the number of Registrable Securities to be included in such registration statement shall be made on a pro rata basis among each of the Holders requesting inclusion of their respective Registrable Securities in such registration statement and each of the other holders of securities of the Company (other than the holders of securities of the Company requesting such registration) that are requesting inclusion of securities of the Company in such registration statement based on the ratio that the number of Registrable Securities or other securities of the Company that each such Holder or each such other holder requested to be included in such registration statement bears to the total number of Registrable Securities and other securities of the Company that all Holders and such other holders requested to be included in such registration statement; provided, further, that the Company shall not be permitted to include any of its securities in such registration statement to be sold for its own account if the number of Registrable Securities to be included in such registration statement is reduced pursuant to this Section 3(b)(ii)(B).

(c)    Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3 or may reduce the number of Registrable Securities requested to be included by giving written notice to the Company of its request to withdraw or reduce, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration; provided, however, that such withdrawal or reduction (x) must be made in writing by the Holder desiring to effect such withdrawal or reduction prior to the earlier of the execution of the underwriting agreement and the execution of the custody agreement with respect to such registration and (y) shall be irrevocable.

(d)    Underwritten Offerings. In connection with the exercise of any registration rights granted to Holders pursuant to this Section 3, if the registration is to be effected by means of an underwritten offering, the Company may condition the participation in such registration by any such Holder upon such Holder’s entering into an underwriting agreement pursuant to Section 5(b)(iv).

(e)    Selection of Underwriters. With respect to any offering of Registrable Securities pursuant to this Section 3 in the form of an underwritten offering, the Company shall have the right to select an investment banking firm of national standing to be the managing underwriter for the offering.

4.    Standstill and Suspension Periods.

(a)    Company Standstill Period. In the event of an underwritten public offering of Registrable Securities pursuant to Section 2(a) or Section 2(b), the Company agrees not to effect, without the prior written consent of the managing underwriter of such underwritten public offering, any public sale or public distribution of any securities (except securities that may be held by the Company for its own account under the relevant registration statement) that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities (except pursuant to (i) registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of another entity, (ii) registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any Equity Incentive Plan, (iii) the issuance of shares of Common Stock or other equity awards pursuant to an Equity Incentive Plan in effect prior to the underwritten public offering, or (iv) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities (including the Warrants) or the exercise (including net exercise) of warrants or options or the settlement (including net settlement) of RSUs, in each case solely with respect to convertible or exchangeable securities, warrants, options or RSUs that were outstanding prior to the underwritten public offering and solely in accordance with the terms thereof as in effect prior to the underwritten public offering), during the period commencing fifteen (15) days prior to the effective date of the registration statement relating to such Demand Registration and ending on the earlier of (i) the ninetieth (90th) day after such effective date and (ii) the date any lockup arrangement entered into by the Requesting Holders expires.

(b)    Suspension Period. If (x) there shall occur a Material Disclosure Event or (y) the Board determines, in good faith, that it would be detrimental to the Company and its shareholders for a registration statement pursuant to a Demand Registration to be filed and it is therefore advisable to defer the filing of such registration statement, the Company, by notice in writing to each Holder, may postpone the filing or effectiveness of any registration requested pursuant to this Agreement, or otherwise suspend the Demand Registration rights of the Holders (and, if applicable, require the Holders to suspend use of any resale prospectus included in a shelf registration statement) for any period of time determined by the Company (such period, a “Suspension Period”). Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than four (4) Suspension Periods, which Suspension Periods shall have durations of not more than forty-five (45) days each (but may, at the Company’s determination, run consecutively for a given Material Disclosure Event), during any consecutive 12-month period, and which Suspension Periods shall not exceed more than ninety (90) days in the aggregate in any consecutive 12-month period; provided, however, that if the Company deems in good faith that it is necessary to file a post-effective amendment to a shelf registration statement in order to comply with Section 5(a)(vi) hereof, then such period of time from the date of filing such post-effective amendment until the date on which such shelf registration statement is declared effective by the SEC shall not be treated as a Suspension Period and the Company shall use its reasonable best efforts to cause such post-

effective amendment to be declared effective as promptly as practicable. Each Holder agrees that, upon receipt of a written notice from the Company declaring a Suspension Period as a result of the occurrence of a Material Disclosure Event (a “Suspension Notice”), such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to any public sale or distribution, including pursuant to Rule 144 under the Securities Act, until the earlier of (i) the expiration of the Suspension Period and (ii) the Company’s delivery of the written notice described in the immediately following sentence. In the event that the Company has delivered a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, provide written notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holder’s rights under this Agreement that may have been affected by such Suspension Notice, including the Holders’ Demand Registration rights. Any suspension of the right to use any registration statement shall result in an extension of the registration period equal to the number of days of the suspension.

(c)    Holder Standstill Period. Each Holder who sells Registrable Securities in an underwritten public offering pursuant to Section 2(a), Section 2(b) or Section 3(a) agrees not to effect, without the prior written consent of the managing underwriter for such underwritten offering, any disposition (except for dispositions included in, or pursuant to, such underwritten offering) pursuant to any Shelf Registration or any public sale or distribution, including pursuant to Rule 144 under the Securities Act, of any Registrable Securities or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities, during the period commencing fifteen (15) days prior to the effective date of any registration statement relating to such securities of the Company and ending on the earlier of (i) the ninetieth (90th) day after such effective date and (ii) the date any lockup arrangement entered into by the Requesting Holders or any other holder of securities of the Company that is selling securities in such underwritten public offering expires.

5.    Registration Procedures.

(a)    Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it will:

(i)    provide the Participating Holders with a reasonable opportunity to review any related registration statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the SEC;

(ii)    cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement or amendment or the date of such supplement, (x) to comply in all material respects with the applicable requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)    subject to Section 4(b), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time that (x) all of such securities have been sold thereunder and (y) the Company is no longer required to keep such registration statement effective pursuant to the terms of this Agreement;

(iv)    furnish, at its expense and as promptly as possible, to the Participating Holders and each underwriter, if any, without charge, such number of conformed copies of such registration statement and of each such amendment thereto, in each case including all exhibits thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Participating Holders reasonably may request;

(v)    use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or “blue sky” laws of the jurisdictions of the United States as the Participating Holders or the managing underwriter, if any, reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified but for this clause (v), or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction, or to amend its Certificate of Incorporation, bylaws or other organizational documents in a manner that the Board determines is inadvisable; and use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or other Governmental Authorities as may be necessary to enable such Participating Holders to sell such Registrable Securities under such registration statement;

(vi)    promptly notify the Participating Holders and the managing underwriter, if any, and (if requested by any such Person) confirm such notice in writing, at any time when (x) a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act or (y) upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and, as promptly as practicable following such notice (subject to Section 4(b)), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees, severally and not jointly, that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such prospectus or registration statement and until the filing and effectiveness thereof;

(vii)    use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(viii)    provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such registration statement (which transfer agent and registrar shall be the Company’s existing transfer agent and registrar, unless otherwise specified by the Company), and provide a CUSIP number for all such Registrable Securities, in each case from and after a date not later than the effective date of such registration statement, for the period during which securities are transferred and registered on the books of the Company pursuant to such registration statement;

(ix)    promptly notify the Participating Holders and the managing underwriter, if any, and (if requested by any such Person) confirm such notice in writing, (A) when a registration statement, prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC or any other Governmental Authority for amendments or supplements to such registration statement or related prospectus, (C) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of such registration statement or the initiation or threat of any proceedings for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(x)    use its commercially reasonable efforts to obtain, as promptly as practicable, (x) the withdrawal of any order suspending the effectiveness of a registration statement and (y) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

(xi)    in the event of an underwritten public offering of Registrable Securities pursuant to Section 2(a) or Section 2(b), enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an underwritten offering on a firm commitment basis, “lock-up” obligations substantially similar to those contained in Section 4(a)) and take such other actions (including using its commercially reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such underwritten offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the Majority Requesting Holders or the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(xii)    (A) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant, advisor or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, and all pertinent corporate documents and properties of the Company and any of its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility and (B) cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (1) in connection with any such inspection, any such Inspector shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (2) Records and information obtained, furnished or otherwise made available hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (3) Records or information obtained, furnished or otherwise made available hereunder shall be kept confidential and shall not be disclosed by such Inspector unless (x) such Inspector advises the Company that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or is otherwise required by law (provided that such Inspector complies with its obligations under Section 5(b)(iii)), (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or other Governmental Authority of competent jurisdiction (provided that such Inspector complies with its obligations under Section 5(b)(iii)) or (z) such Records or information otherwise become generally available to the public other than through disclosure by such Inspector in breach of, or by any other Person of which such Inspector is actually aware is in breach of, any other confidentiality arrangement with the Company;

(xiii)    if requested by the Majority Requesting Holders (in the event of a Demand Registration) and/or the managing underwriter, if any, use commercially reasonable efforts to obtain (A) an opinion or opinions of counsel to the Company, (B) a comfort letter or comfort letters from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement and (C) officers’ certificates and other customary closing documents, each in customary form and covering such matters of the type customarily covered by opinions, comfort letters or officers’ certificates, as the case may be;

(xiv)    reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(xv)    use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or trading system on which securities of the same class issued by the Company are then listed;

(xvi)    cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders prior to any sale of Registrable Securities; and

(xvii)    use its commercially reasonable efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the written consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law.

(b)    Holder Obligations. Each Holder agrees:

(i)    that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (A) as the Company may, from time to time, reasonably request in writing and (B) as shall be required by law or by the SEC in connection therewith, and, if any Holder does not provide information requested pursuant to this Section 5(b)(i) within seven (7) Business Days after receipt of a written request therefor, the Company shall have the right to exclude from the underwritten offering the Registrable Securities of such Holder;

(ii)    that information relating to the Company and its Affiliates that is provided by or on behalf of the Company to it or its other Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(iii)    to use reasonable efforts, prior to making any disclosure allowed under clause (x) or clause (y) of the proviso in Section 5(a)(xii), to provide the Company with prior written notice that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or is ordered pursuant to a subpoena or other order from a court or other Governmental Authority of competent jurisdiction or otherwise required by law, in sufficient time to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response; and

(iv)    in the case of an underwritten offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such reasonable representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including reasonable and customary indemnity and contribution provisions and “lock-up” obligations substantially similar to those contained in Section 4(c); provided, however, that no Holder will be required to agree to any indemnification obligations in favor of the underwriters for such offering that are greater than its obligations pursuant to Section 6(b).

6.    Indemnification.

(a)    Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless (i) each Holder and its Affiliates and their respective directors, partners, members and officers, (ii) any selling agent selected by the Holders with respect to such Registrable Securities and (iii) each Person who controls (within the meaning of Section 15 of the Securities Act) any Holder or such Affiliate, or selling agent, including directors and officers thereof (each such Person being sometimes referred to as an “Indemnified Person”), against any losses, claims, damages, expenses or liabilities, joint or several (each, a “Loss” and, collectively, “Losses”), to which such Indemnified Person may become subject to the extent that such Losses (or related actions or proceedings, whether commenced or threatened) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which such Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus), (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation by the Company or any of its agents of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating, defending or settling any such Loss (or related actions or proceedings, whether commenced or threatened) as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification hereunder to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by a Holder, or on such Holder’s behalf, specifically for inclusion, respectively, or an underwriter in such registration statement, preliminary prospectus, final prospectus, amendment or supplement. The indemnity provided in this Section 6(a) shall survive the transfer of the Registrable Securities by any Holder. In connection with an underwritten offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls (within the meaning of Section 15 of the Securities Act) such underwriters, to the same extent, and with the same limitations, as provided above with respect to the indemnification of the Indemnified Persons.

(b)    Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder that participates in such registration shall indemnify and hold harmless the Company, each director, officer, employee and agent of the Company and each other Person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Company (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which any such Company Indemnified Person may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating, defending or settling any such action or claim related to such Holder as such expenses are incurred; provided, however, that the obligation to indemnify and hold harmless will be individual and several to each Holder and a Holder’s aggregate liability under this Agreement with respect to Losses arising from a particular registration of Registrable Securities shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and commissions) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration, except in the case of fraud by such Holder.

(c)    Notice of Claims. Promptly after receipt by any Person entitled to indemnity under Section 6(a) or Section 6(b) (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in either of such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Section 6(a) or Section 6(b), except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such Action or shall not have employed counsel reasonably satisfactory to the Indemnitee to take charge of the defense of such Action reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the immediately preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder (unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other of such Indemnitees with respect to such claim or proceeding), or for fees and expenses that are not reasonable. Anything in this Section 6(c) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any Action effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the prior written consent of the indemnifying party, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened Action in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such Action), which (x) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such Action or (y) includes a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Indemnitee.

(d)    Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such

Indemnitee or such indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of, or prevent the untrue statement or omission giving rise to, such indemnification obligation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to a claimed indemnification event shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation with respect to the same indemnification event. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 6(d) will be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and commissions) to such Holder of the Registrable Securities sold pursuant to the registration statement which gave rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of the applicable Losses).

(e)    Indemnification Payments; Other Remedies; Investigation and Survival.

(i)    Periodic payments of amounts required to be paid pursuant to this Section 6 shall be made during the course of the investigation, defense or settlement, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(ii)    The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(iii)    The indemnification and contribution provided for under this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee or any officer, director or controlling Person of such Indemnitee and will survive the registration and sale of any securities by any Indemnitee and the expiration or termination of this Agreement.

7.    Registration Expenses. In connection with any requests for, or offerings pursuant to, the filing of a registration statement hereunder, the Company will pay all reasonable expenses arising from or incident to its performance of, and compliance with, this Agreement (whether or not any such registration statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration) (“Registration Expenses”), including (a) all registration and filing fees, (b) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (c) printing and duplicating expenses, (d) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (e) fees, disbursements and expenses of counsel for the Company and independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (f) the reasonable fees and expenses of any special experts retained by the Company, (g) fees and expenses in connection with any review of underwriting arrangements by FINRA, including fees and expenses of any “qualified independent underwriter” in connection with an underwritten offering, (h) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), which counsel shall be selected by (i) with respect to a Demand Registration, the Majority Requesting Holders and (ii) with respect to a registration pursuant to Section 3, Participating Holders that at the relevant time hold at least a majority of the Registrable Securities held by all Participating Holders to be included in such registration, (i) fees and expenses in connection with filings required to be made with any securities exchange or other trading market on which the Registrable Securities are listed for trading, and (j) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a registration statement hereunder, each Participating Holder will pay (i) any underwriting discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an underwritten offering, (ii) any out-of-pocket expenses of such Participating Holder, including any fees and expenses of counsel to such Participating Holder (other than as set forth in clause (h) of the immediately preceding sentence), and (iii) any applicable transfer or similar taxes or charges.

8.    Transfer of Rights. This Agreement, and the rights and obligations of each Holder hereunder, may be assigned by such Holder to (a) any Person to which Registrable Securities (or securities that are exercisable or exchangeable for, or convertible into, Registrable Securities) are transferred by such Holder, so long as such Person, upon giving effect to such transfer, owns or controls, together with its Affiliates, Registrable Securities representing at least five percent (5%) of the Total Equity Interests or (b) to any Affiliate of such Holder, and, in each case, such transferee shall be deemed a Holder for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee executing and delivering to the Company a Joinder Agreement.

9.    Miscellaneous.

(a)    Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares or units of capital stock or other equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock or unit dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(b)    Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to in this Agreement) contains the entire understanding among the Holders and the Company with respect to the subject matter of this Agreement and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter of this Agreement.

(c)    Counterparts. For the convenience of the parties hereto, this Agreement may be executed and delivered (including by PDF signature) in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(d)    Severability. In the event that any provision hereof would be invalid or unenforceable in any respect under applicable law, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

(e)    Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given, sent, provided, delivered or received (i) when personally delivered to the party to be notified, (ii) when sent by electronic mail (“e-mail”) to the party to be notified, (iii) three (3) Business Days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified or (iv) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-Business Day delivery guaranteed, in each case as follows: (A) in the case of any Holder, to such Holder at its address or e-mail address set forth on its signature page to this Agreement or a Joinder Agreement; and (B) in the case of the Company, to the Corporate Secretary of the Company at its address or an e-mail address set forth on its signature page to this Agreement. A party may change its address or e-mail address for purposes of notice hereunder by (x) in the case of the Company, giving notice of such change to all of the Holders in the manner provided in this Section 9(e) and (y) in the case of any Holder, giving notice of such change to the Company in the manner provided in this Section 9(e).

(f)    Successors and Assigns. This Agreement shall be binding upon the permitted transferees, successors, assigns and legal representatives of the parties to this Agreement. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

(g)    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(h)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. THE COMPANY AND EACH HOLDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE COMPANY OR ANY HOLDER WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY MATTER RELATED HERETO

SHALL BE BROUGHT ONLY IN SUCH COURTS. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH HOLDER HEREBY CONSENT TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 9(E), OR IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AND EACH HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

(i)    Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, except for any Indemnitee not a party hereto (solely with respect to Section 6). The foregoing notwithstanding, holders of Warrants on the Effective Date (and their designated Affiliates and participants on such date) (“Effective Date Warrant Holders”) shall be deemed third party beneficiaries of the rights afforded Initial Holders hereunder with respect to any Registrable Securities held by such persons; provided, however, that the Effective Date Warrant Holders shall not have any right to make a Demand Registration Request.

(j)    Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties to this Agreement fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, a non-breaching party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, specific performance or other equitable remedies to enforce such obligations, this being in addition to any other remedy to which such Person is entitled at law or in equity. Each of the parties hereto hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies. Each of the parties hereto hereby agrees not to assert that specific performance, injunctive relief and other equitable remedies are unenforceable, violate public policy, invalid, contrary to law or inequitable for any reason. The right of specific performance, injunctive relief and other equitable remedies is an integral part of the transactions contemplated by this Agreement.

(k)    Additional Actions and Documents. The parties agree to execute and deliver any further instruments or perform any acts that are or may become necessary to carry out or to perform the provisions of this Agreement.

(l)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders who beneficially own at least sixty percent (60.0%) of the then outstanding Registrable Securities; provided, however, that any party may give a waiver as to itself. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(m)    Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 6 and this Section 9, shall terminate with respect to the Company and such Holder as soon as such Holder no longer beneficially owns any Registrable Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

LONESTAR RESOURCES US INC.

By:	/s/ Frank D. Bracken, III
	Name:	Frank D. Bracken, III
	Title:	Chief Executive Officer

	Address:	111 Boland St. Suite 300 Fort Worth, TX 76107

Email Address: bracken@lonestarresources.com

[Signature Page to Registration Rights Agreement]

FS Energy and Power Fund
By: FS/EIG Advisor, LLC, its investment adviser

By:	/s/ Eric Long
	Name:	Eric Long
	Title:	Authorized Person

By:	/s/ Andrew Jamison
	Name:	Andrew Jamison
	Title:	Authorized Person

Address:
FS Energy and Power Fund
c/o EIG Management Company, LLC
600 New Hampshire Avenue NW, Suite 1200 Washington, DC 20037
Attn: Eric Long
cc: Andrew Jamison
Email Address: eric.long@eigpartners.com cc: andy.jamison@eigpartners.com; notices@eigpartners.com

[Signature Page to Registration Rights Agreement]

Hotchkis and Wiley High Yield Fund

By:	Hotchkis and Wiley Capital Management, LLC (H&W) as its investment manager

By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer

Address:
c/o Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Attention: Anna Marie Lopez
Email Address: anna.marie.lopez@hwcm.com

[Signature Page to Registration Rights Agreement]

San Diego County Employees Retirement Association

By:	Hotchkis and Wiley Capital Management, LLC (H&W) as its investment manager

By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer

Address:
c/o Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Attention: Anna Marie Lopez
Email Address: anna.marie.lopez@hwcm.com

[Signature Page to Registration Rights Agreement]

Santa Barbara County Employees’ Retirement System

By:	Hotchkis and Wiley Capital Management, LLC (H&W) as its investment manager

By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer

Address:
c/o Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Attention: Anna Marie Lopez
Email Address: anna.marie.lopez@hwcm.com

[Signature Page to Registration Rights Agreement]

National Elevator Industry Pension Plan

By:	Hotchkis and Wiley Capital Management, LLC (H&W) as its investment manager

By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer

Address:
c/o Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Attention: Anna Marie Lopez
Email Address: anna.marie.lopez@hwcm.com

[Signature Page to Registration Rights Agreement]

Texas County & District Retirement System

By:	Hotchkis and Wiley Capital Management, LLC (H&W) as its investment manager

By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer

Address:
c/o Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Attention: Anna Marie Lopez
Email Address: anna.marie.lopez@hwcm.com

[Signature Page to Registration Rights Agreement]

Government of Guam Retirement Fund

By:	Hotchkis and Wiley Capital Management, LLC (H&W) as its investment manager

By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer

Address:
c/o Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Attention: Anna Marie Lopez
Email Address: anna.marie.lopez@hwcm.com

[Signature Page to Registration Rights Agreement]

Loomis, Sayles & Company, L.P., as investment manager, on behalf of each of the accounts listed on Exhibit 1 hereto (each such account, separately and not jointly, a (“Noteholder”)

By: Loomis, Sayles & Company, Incorporated

Its General Partner

By:	/s/ Thomas H. Day
	Name:	Thomas H. Day
	Title:	Assistant General Counsel

Address:
One Financial Center Boston MA 0211 I Attention: Thomas H. Day Email Address:

[Signature Page to Registration Rights Agreement]

David Matlin

By:	/s/ David Matlin
	Name:	David Matlin
	Title:	N/A

Address:
P.O. Box 63 New York, New York 10014

Email Address: matlin@matlinpatterson.com

[Signature Page to Registration Rights Agreement]

Lisa H. Matlin

By:	/s/ Lisa H. Matlin
	Name:	Lisa H. Matlin
	Title:	N/A

Address:
P.O. Box 63 New York, New York 10014

Email Address: lisa@matlin.us

[Signature Page to Registration Rights Agreement]

Exhibit A to

Registration Rights Agreement

FORM OF JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Registration Rights Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”), dated as of November 30, 2020, by and among Lonestar Resources US Inc. (the “Company”) and the other parties thereto, and for all purposes of the Agreement, the undersigned shall, effective as of the date hereof, be bound by the terms and provisions of the Agreement applicable to Holders and be included within the term “Holder” (as defined in the Agreement).

The address and e-mail address to which notices may be sent to the undersigned is as follows:

[Address]

E-mail Address:

[NAME OF PARTY]

Date:	By:
Name:
Title:

Exhibit A to Registration Rights Agreement